Exhibit 32.1

Certification of CEO and CFO Furnished Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of The Sarbaines-Oxley Act of 2002

In connection with the Quarterly Report of Samaritan Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Janet Greeson, Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

          (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2007 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       August 13, 2007

By:     /s/ Dr. Janet Greeson
            -------------------------------------
Title:      Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.